SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CNB Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNB Financial Corp.

33 Waldo Street, P.O. Box 830

Worcester, MA 01613-0830

April 20, 2009

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of CNB Financial Corp. (the “Company”). The meeting will be held at Mechanics Hall, 321 Main Street, Worcester, Massachusetts on Thursday, May 21, 2009 at 10:00 a.m.

The enclosed Notice of Annual Meeting and proxy statement describes the formal business to be transacted at the meeting. Please read these materials carefully. After the meeting is adjourned, we will also report on the operations of the Company. Directors and officers of the Company, as well as representatives of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to your questions. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and performance of the Company, including its subsidiary, Commonwealth National Bank, regarding its operations for the year ended December 31, 2008.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote by telephone per the instructions contained on your proxy card or complete and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may vote in person even if you have previously voted by proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Cary J. Corkin Chairman of the Board of Directors	Charles R. Valade Director, President and Chief Executive Officer

CNB FINANCIAL CORP.

33 Waldo Street

Worcester, MA 01608

(508) 752-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2009

Notice is hereby given that on Thursday, May 21, 2009, CNB Financial Corp. (the “Company”) will hold its 2009 Annual Meeting of Shareholders at Mechanics Hall, 321 Main Street, Worcester, Massachusetts. The meeting will begin at 10:00 a.m., local time. At the meeting, the shareholders will consider and vote on the following matters:

1.	The election of five directors to serve for terms of three years; and

2.	The ratification of the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for 2009; and

3.	The transaction of any other business that may properly come before the meeting.

Shareholders of record at the close of business on April 2, 2009 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Whether or not you expect to attend the meeting, please vote by telephone per the instructions on the proxy card, or complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Christine Trifari

Secretary

Worcester, Massachusetts

April 20, 2009

PROXY STATEMENT

OF

CNB FINANCIAL CORP.

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of CNB Financial Corp. for the 2009 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to CNB Financial Corp. as “CNB Financial,” the “Company,” “we,” “our” or “us.”

CNB Financial is the holding company for Commonwealth National Bank. In this proxy statement, we may also refer to Commonwealth National Bank as the “Bank.”

We are holding the 2009 Annual Meeting at Mechanics Hall, 321 Main Street, Worcester, Massachusetts on May 21, 2009 at 10:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record on or about April 20, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 21, 2009

The Proxy Statement and the 2008 Annual Report to Stockholders are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=4106659&gkp=1073743273.

On this website, the Company also posts the Company’s 2008 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote the shares of CNB Financial common stock that you owned as of the close of business on April 2, 2009. As of the close of business on April 2, 2009, a total of 2,283,208 shares of CNB Financial common stock were outstanding. Each share of common stock is entitled to one vote.

Ownership of Shares; Attendance at the Meeting

You may own your shares of CNB Financial in one of the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting. Additionally, instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock by telephone. The telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone is 11:59 p.m., Eastern time, on May 20, 2009.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will be asked to elect five directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the five nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting.

Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and has not received voting instructions from the beneficial owner. The election of directors and the ratification of Wolf & Company, P.C. as our independent registered public accounting firm for 2009 are currently considered routine matters.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Voting by Proxy or Telephone. The Board of Directors of CNB Financial is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute a revocation of your proxy.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The company currently consists of fifteen members, all of whom are independent under the listing requirements of The NASDAQ Stock Market, except for Charles R. Valade, who is an employee of the Company and the Bank and J. Robert Seder, because of a lease agreement between him and the Bank. See “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons” for more information about the terms of the lease agreement. Because the Company is traded on the OTC Electronic Bulletin Board, there are no independence requirements for the Company’s directors. However, the Company chooses to apply the current listing requirements of The NASDAQ Stock Market. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons,” including overdraft lines of credit with Ms. O’Connor and Messrs. Cohen, Corkin, Granger, MacNeill, Rich and Valade, personal or business loans or lines of credit with Ms. O’Connor and Messrs. Cohen, Granger, Marois, Michie, Rich, Seder and Wickstrom, and Mr. Wickstrom’s representation of the Bank in certain commercial and residential loan closings.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to govern certain activities, including: the qualification and responsibilities of directors; the composition and operation of the Board of Directors; the establishment of Board committees; convening executive sessions of independent directors; director interaction with management and third parties; compensation of directors; director orientation and continuing education; management succession; evaluating the Board of Directors and its committees; and communicating with the press, media and other outside parties.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of December 31, 2008. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market, except for Messrs. Valade and Seder. The Board’s Audit, Compensation, Executive and Nominating and Corporate Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee reviews and reassesses the adequacy of its charter periodically. The charters of the Audit,

Compensation, Nominating and Corporate Governance and Executive Committees are available in the Corporate Governance portion of the Shareholder Information section of our Web site (www.commonwealthworcester.com).

Director	Audit Committee		Compensation Committee		Executive Committee		Nominating and Corporate Governance Committee

Paula A. Aiello	X

Gerald D. Cohen					X		X	*

Cary J. Corkin					X	*	X

Lawrence J. Glick					X

Stephen J. Granger					X		X

George L. Kaplan	X

John P. Lauring			X

Harris L. MacNeill			X	*			X

Ralph D. Marois	X	*					X

Henry T. Michie			X

Claire A. O’Connor			X				X

Bryan T. Rich					X

J. Robert Seder					X

Charles R. Valade					X

Thomas J. Wickstrom	X		X

Number of Meetings in 2008	4		5		2		4
*	Denotes Chairperson

Audit Committee. The Audit Committee is responsible for selecting the independent registered public accounting firm to audit the Company’s annual financial statements and approving any special assignments given to the independent registered public accounting firm. The Committee also will review the planned scope of the annual audit, any changes in accounting principles and the effectiveness of the Company’s internal control environment. Additionally, the Committee provides oversight to the Company’s and the Bank’s compliance staff for adherence with regulatory rules and regulations. The Board of Directors has designated Paula A. Aiello as an audit committee financial expert under the rules of the Securities and Exchange Commission. Ms. Aiello is independent in accordance with the listing requirements of The NASDAQ stock market applicable to audit committee members.

Compensation Committee. The Compensation Committee is responsible for evaluating compensation and benefits plans, including stock option plans, for employees and directors of the Company and the Bank. Our chief executive officer, in conjunction with senior management, develops recommendations for the Compensation Committee regarding the appropriate range of annual salary increases and stock option awards for employees. Our chief executive officer does not participate in discussions or the review of documents relating to the determination of his compensation. The Compensation Committee engages consultants as necessary to obtain market information relative to executive compensation and benefit plans for comparable financial institutions and to make recommendations on such matters. In 2008, the Compensation Committee engaged Arthur Warren Associates, an executive benefits consulting firm, for this purpose.

Executive Committee. The Executive Committee discusses matters that require attention between regularly scheduled board meetings and exercises the authority and powers of the Board of Directors as permitted by law.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of shareholders or more often, as required. The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, periodically reviewing such guidelines and recommending any changes thereto, and overseeing the evaluation of the Board and management. The Committee also recommends to the Board committee assignments.

Minimum Qualifications of Board Nominees. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, as well as any qualification requirements set forth in any Board or committee governing documents. If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate whether the nominee meets the following minimum qualifications:

•	high accomplishment in his or her respective field, with superior credentials and recognition;

•	high regard in his or her community and a long-term reputation for the highest ethical and moral standards;

•	sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

•	to the extent a nominee serves or has previously served on other boards, the nominee shall have demonstrated a history of actively contributing at board meetings.

Other factors considered by the Nominating Committee include whether the nominee has direct experience in the markets in which the Company operates, whether the nominee is independent from management, and whether the election of the nominee will assist in creating a Board that has a diversity of background and experience.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee may solicit recommendations from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate. The Nominating and Corporate Governance Committee will also consider for nomination any such director candidates recommended by shareholders in accordance with the policy and procedures set forth below.

The Nominating and Corporate Governance Committee reviews and evaluates the qualifications of any proposed director candidate, and may conduct inquiries it deems appropriate. The Nominating and Corporate Governance Committee evaluates all such proposed candidates in the same manner, with no regard to the initial recommendation of such proposed candidate. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described above.

Consideration of Recommendations by Shareholders. The Nominating and Corporate Governance Committee will review and evaluate the qualifications of any director candidates who have been recommended by security holders in compliance with the procedures established by the committee and set forth in its Charter. The Nominating and Corporate Governance Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating and Corporate Governance Committee in light of the minimum qualifications and other criteria established by the committee. Candidates who have been recommended by shareholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates.

Procedures to be Followed by Shareholders. All shareholder recommendations for director candidates shall be in writing and shall be sent to the Secretary of the Company at CNB Financial Corp., 33 Waldo Street, P.O. Box 830, Worcester, Massachusetts 01613-0830. Such recommendations must be submitted to the Company not less than 120 days before the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting.

Such written recommendations shall contain the following information:

(a)	the name and address of record of the securityholder;

(b)	a representation that the securityholder is a record holder of the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(1) of the Securities Exchange Act of 1934 and compliance by the proposed director candidate with Office of the Comptroller of the Currency regulations requiring each director of Commonwealth National Bank to own shares of the capital stock of the Company the aggregate par value of which is not less than $1,000;

(c)	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

(d)	a description of the qualifications and background of the proposed director candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Corporate Governance Committee Charter;

(e)	a description of all arrangements or understandings between the securityholder and the proposed director candidate;

(f)	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of shareholders and the consent of the proposed director candidate to serve as a director if elected at such annual meeting; and

(g)	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Recommendations not made in accordance with these procedures shall be deemed void.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Paula A. Aiello (2)	$3,350	—	$3,350
Gerald D. Cohen	11,100	—	11,100
Cary J. Corkin	12,150	—	12,150
Lawrence Glick	8,700	—	8,700
Stephen J. Granger	9,500	—	9,500
George L. Kaplan	6,500	—	6,500
John P. Lauring	5,700	—	5,700
Harris L. MacNeill	7,500	—	7,500
Ralph D. Marois	8,250	—	8,250
Henry Michie	7,500	—	7,500
Claire O’Connor	6,100	—	6,100
Bryan T. Rich	7,900	—	7,900
J. Robert Seder	9,300	—	9,300
Thomas J. Wickstrom (2)	3,150	—	3,150

(1)	As of December 31, 2008, Directors Cohen, Glick, Granger, Lauring, MacNeill, Marois, Michie, Rich and Seder held 5,000, 5,000, 5,000, 10,000, 7,500, 2,500, 10,000, 10,000 and 5,000 warrants to purchase shares of common stock, respectively, all of which were issued in connection with the Bank’s formation in 2001.
(2)	Directors Aiello and Wickstrom were appointed to the Board of Directors in July 2008.

Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on the Board of Directors during 2009.

Annual Retainer	$2,700

Annual Retainers for Chairs:
Chairperson of the Board	2,250
Chairperson of the Audit Committee	1,750
Chairperson of the Compensation Committee	1,000
Chairperson of the Nominating and Corporate Governance Committee	1,000

Fee per Board and Committee	200

Board and Committee Meetings

The Board held eight meetings during the year ended December 31, 2008. All of the Company’s directors, except Directors MacNeill and Rich, attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served during 2008.

Director Attendance at the Annual Meeting of Shareholders

The Board of Directors encourages each director to attend annual meetings of stockholders. All directors, except one, attended the 2008 Annual Meeting of Stockholders.

Code of Ethics

The Company has adopted a code of ethics that includes specific requirements for the Chief Executive Officer, Chief Financial Officer and other employees. The Code of Ethics addresses conflicts of interest, the treatment of confidential information, insider trading and contains specific requirements for employees with financial reporting responsibilities. A copy of the Code of Ethics can be found in the Corporate Governance portion of the Shareholder Information section on the Company’s Web site at www.commonwealthworcester.com.

AUDIT RELATED MATTERS

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm in 2009.

Audit Committee

Ralph D. Marois, (Chairman)

Paula A. Aiello

George L. Kaplan

Thomas J. Wickstrom

Changes in Independent Registered Public Accounting Firm

KPMG LLP was previously the principal accountants for the Company. On May 18, 2007, the Company dismissed KPMG LLP. The decision to change accountants was recommended by the Company’s Audit Committee and approved by its Board of Directors. In connection with the audits of the two fiscal years ended December 31, 2006 and 2005 and the subsequent interim period through the date of dismissal, there were no disagreements or reportable events with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to KPMG LLP’s satisfaction would have caused it to make reference to the subject matters of the disagreements in connection with their report. In addition, KPMG LLP’s reports on the Company’s financial statements for the two fiscal years ended December 31, 2006 and 2005 contained no adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles except as follows: KPMG LLP’s report on the consolidated financial statements of CNB Financial Corp. and subsidiary as of and for the year ended December 31, 2006 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, using the modified prospective transition method effective January 1, 2006.”

On June 6, 2007, the Company engaged Wolf & Company, P.C. as the Company’s principal accountants. For the two fiscal years ended December 31, 2006 and 2005 and up to the dismissal of KPMG LLP on May 18, 2007, the Company did not consult Wolf & Company regarding either: (1) the application of accounting principles to a specific completed or contemplated transaction; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.

Auditor Fees

The following table reflects the aggregate fees billed for the last two fiscal years for professional services by Wolf & Company, P.C.

	2008	2007
Audit Fees	$99,000	$84,000
Audit-Related Fees (1)	4,850	—
Tax Fees (2)	16,800	16,000
All Other Fees	—	—

(1)	Includes fees for assistance with the Company’s proxy statement for the special meeting of shareholders.
(2)	Includes fees for tax compliance and other tax related services.

All engagements of the independent registered public accounting firm for audit or non-audit services must be approved in advance by the Audit Committee.

STOCK OWNERSHIP

The following table provides information as of April 2, 2009 about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock (1)
Herbert I. Corkin 445 Grand Bay Drive, Apt. No. 1106 Key Biscayne, FL 33149	148,055	6.48%

Ronald M. Ansin 132 Littleton Road Harvard, MA 01451	145,810	6.39

The following table provides information as of April 2, 2009 about the shares of Company common stock that may be considered beneficially owned by each director of the Company, by each executive officer of the Company and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name	Number of Shares Owned (excluding options and warrants)		Number of Shares That May be Acquired Within 60 Days By Exercising Options and Warrants	Percent of Common Stock (1)
Directors
Paula A. Aiello	175		—	*
Gerald D. Cohen	20,617	(2)	5,000	1.12%
Cary J. Corkin	8,125	(3)	—	*
Lawrence J. Glick	13,000	(4)	5,000	*
Stephen J. Granger	46,779	(5)	5,000	2.26
George L. Kaplan	104,000	(6)	—	4.55
John P. Lauring	20,000	(7)	10,000	1.31
Harris L. MacNeill	21,962	(8)	7,500	1.29
Ralph D. Marois	19,875	(9)	2,500	*
Henry T. Michie	21,000	(10)	10,000	1.35
Claire A. O’Connor	15,405	(11)	—	*
Bryan T. Rich	55,065	(12)	10,000	2.84
J. Robert Seder	6,081		5,000	*
Charles R. Valade	20,950	(13)	49,345	3.01
Thomas J. Wickstrom	5,000		—	*
Named Executive Officers Who Are Not Also Directors
William M. Mahoney	2,850	(14)	19,190	*
Christine Trifari	3,750		19,190	*
All directors and executive officers as a group (18 persons)	384,634		163,495	22.40

*	Represents less than 1% of the Company common stock outstanding.
(1)	Based upon 2,283,208 shares of Company common stock outstanding, plus, for each individual or group, the number of shares of Company stock that each individual or group may acquire through the exercise of options or warrants within 60 days.
(2)	Includes 5,565 shares owned by Mr. Cohen’s spouse. Also includes 2,362 shares owned by the pension plan of a corporation of which Mr. Cohen owns more than 10% and 2,125 shares owned by a trust of which his spouse serves as a trustee. Mr. Cohen disclaims beneficial ownership in the shares beneficially owned by the trust.
(3)	Includes 625 shares owned by Mr. Corkin’s spouse. Mr. Corkin disclaims beneficial ownership in the shares beneficially owned by his spouse.
(4)	Includes 2,000 shares jointly owned with his spouse, 3,000 shares held by Mr. Glick’s spouse, 1,250 shares held by Mr. Glick’s spouse’s IRA and 500 shares owned by a private corporation of which Mr. Glick owns more than 10%. Mr. Glick disclaims beneficial ownership of the shares beneficially owned by the corporation.
(5)	Includes 6,093 shares owned by his spouse as custodian and 4,375 shares owned by Mr. Granger’s spouse’s IRA. Also includes 10,000 shares held by his spouse and mother-in-law as tenants in common. Mr. Granger disclaims beneficial ownership of the shares beneficially owned by his spouse and mother-in-law.
(6)	Includes 102,500 shares owned by a private corporation of which Mr. Kaplan owns more than 10%. Mr. Kaplan disclaims beneficial ownership of the shares owned by the corporation.
(7)	Includes 10,000 shares owned by a private corporation of which Mr. Lauring owns more than 10%.
(8)	Includes 5,200 shares owned by Mr. MacNeill’s spouse. Mr. MacNeill disclaims beneficial ownership in the shares beneficially owned by his spouse.

(footnotes continue on following page)

(9)	Includes 3,000 shares held by Mr. Marois as custodian for two minor children. Mr. Marois disclaims beneficial ownership in the shares he holds as custodian.
(10)	Includes 2,500 shares owned by Mr. Michie’s spouse and 2,500 shares held by his spouse as custodian for their daughter. Mr. Michie disclaims beneficial ownership in the shares beneficially owned by his spouse and in those held by his spouse as custodian for their daughter.
(11)	Shares jointly owned with spouse.
(12)	Includes 40,015 shares jointly owned with his spouse and 3,650 shares held in his spouse’s IRA.
(13)	Includes 5,250 shares held jointly with Mr. Valade’s spouse and 100 shares held by his spouse as custodian for their child. Mr. Valade disclaims beneficial ownership in the shares beneficially held by his spouse as custodian for their minor child.
(14)	Includes an aggregate of 500 shares held by his spouse and two of his children as tenants in common.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

Our Board currently consists of fifteen directors. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. The nominees of the Board of Directors for this year are Paula A. Aiello, Gerald D. Cohen, Lawrence J. Glick, Ralph D. Marois and Charles R. Valade.

Each director nominee currently serves as a director of the Company and as a director of the Bank and, with the exception of Mr. Marois, Ms. Aiello and Mr. Wickstrom, has served as a director of the Bank since November 2001 and a director of the Company since its formation in December 2005. Mr. Marois became a director of the Bank and Company in September 2002 and each of Ms. Aiello and Mr. Wickstrom became directors of the Bank and the Company in July 2008.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees, the directors continuing in office and executive officers who are not also directors is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The ages listed are as of December 31, 2008.

Board Nominees for Terms Ending in 2012

Paula A. Aiello (46) – Ms. Aiello is Chief Financial Officer and Vice President of Administration for Youth Opportunities Upheld, Inc. of Worcester, and serves on the audit, finance and investment committees for the organization. She is a member of the Massachusetts Society of Certified Public Accountants, the American Institute of Certified Public Accountants, and the Central Massachusetts Financial Executives Organization. Ms. Aiello received a BA in business administration from Bryant University.

Gerald D. Cohen (55) – Mr. Cohen is involved in real estate development and management as Treasurer of CGI Management, Inc., President of S.F. Properties, Inc. and Manager of SF Properties, LLC. He is a licensed real estate broker in Massachusetts. Mr. Cohen received a B.A. degree from Brown University and an MBA degree from Northwestern University. Mr. Cohen is a Director of MassDevelopment.

Lawrence J. Glick (50) – Mr. Glick has been Executive Vice President of Integrity Merchant Solutions, a merchant processing company, since January 2009. From March 2008 to December 2008, he was Vice President for The Harr Motor Group. He is the former Vice President of Bancroft Motors, Inc. where he had worked since October 1985 and was responsible for sales and service of new and pre-owned vehicles. The company was sold in October 2007. Mr. Glick also served as President of H. Glick & Sons, Inc., a Worcester-based company doing business as Bancroft Tire Center. Mr. Glick resigned from H. Glick & Sons, Inc. in March 2005. In December

2005, H. Glick & Sons, Inc. filed a bankruptcy petition under Chapter 7 of the United States Bankruptcy Code. Mr. Glick is a graduate of Tufts University and received his MBA from Columbia University. Mr. Glick is a Director of the Worcester Business Development Corporation. He is the nephew of Director J. Robert Seder.

Ralph D. Marois (43) – Mr. Marois is Vice President of Marois Brothers, Inc., a land excavation contracting firm. He is Director and Treasurer of the Auburn Chamber of Commerce. He received a B.S. degree from Assumption College.

Charles R. Valade (57) – Mr. Valade has served as President and Chief Executive Officer of the Company since its formation in December 2005 and as President and Chief Executive Officer of the Bank since its founding in 2001. Mr. Valade was hired as the Senior Loan Officer at First Massachusetts Bank, N.A. in 1996. He left First Massachusetts Bank in December 2000 to assist the organizers in forming Commonwealth National Bank. Previously, Mr. Valade was a Vice President and Team Leader at Bank of Boston from 1994 to 1996 and held various positions in the lending area for Mechanics Bank from 1974 until their acquisition by Bank of Boston in 1994. He is Director and Treasurer of The Worcester Club, and a Director of Worcester Business Development Corporation and the Worcester Housing Development Corporation. He is also a Community Trustee of the United Way of Central Massachusetts. Mr. Valade received a B.S. degree from Nichols College.

Directors with Terms Ending in 2010

Cary J. Corkin (57) – Mr. Corkin is President of The Entwistle Company, where he has worked since 1974. The Entwistle Company designs and builds equipment for all branches of the armed forces and manufactures commercial products for a wide range of users. Mr. Corkin is a member of the National Contract Management Association and the American Welding Society. He received a B.S. degree from the University of Denver. Mr. Corkin’s cousin is married to Director George L. Kaplan.

Stephen J. Granger (56) – Mr. Granger is Vice Chairman of Granger Management Corporation, a holding company for construction/development firms located in Massachusetts. He is also Vice President and Treasurer of the Cortland Corporation, which owns an assisted living facility in northern Worcester County. Mr. Granger is a Trustee of Assumption College and serves on the Board of St. Francis Home in Worcester, Massachusetts. He received a B.S. degree from Boston University.

Claire A. O’Connor (49) – Ms. O’Connor is a co-owner of O’Connor’s Restaurant & Bar and serves as Treasurer and Clerk of the Harp & Eagle Restaurant Company, Inc. and 1160 West Boylston Street Realty Trust. Ms. O’Connor graduated from Shannon College of Hotel Management in Ireland. She is a member of the Massachusetts Restaurant Association.

Bryan T. Rich (52) – Mr. Rich was Vice Chairman and Executive Vice President of Sunbelt Rentals, Inc. from its September 2006 acquisition of NationsRent Companies Inc. until September 2007. He served as Co-Chairman and Executive Director of NationsRent from June 2003 until September 2006. Mr. Rich is President of TREC, LLC, a real estate investment company. He is also Chairman of Phantom Equipment Rental Co., and Managing Member of Phoenix Rental Partners. Mr. Rich was the President and Chief Executive Officer of Logan Equipment Corp. for over 15 years before its merging with NationsRent in December 1998. He received a B.S. degree from Boston College.

Thomas J. Wickstrom (42) – Mr. Wickstrom is a partner in the law firm of Tashjian, Simsarian, & Wickstrom with offices in Worcester, Whitinsville, and Grafton. He is a corporator for the Greater Worcester Community Foundation, and a Director of the George Marston Whitin Community Center. He is also a member of the Worcester County Bar Association. Mr. Wickstrom holds a JD from Western New England College School of Law and a BS in business administration from the University of Massachusetts-Amherst Isenberg School of Management.

Directors with Terms Ending in 2011

George L. Kaplan (60) – Mr. Kaplan is Vice President of Commercial Sales & Engineering at The Entwistle Company. He is also the President and Director of Alem, Inc. Mr. Kaplan received a B.A. degree from the University of Denver. Mr. Kaplan is married to Director Cary Corkin’s cousin.

John P. Lauring (54) – Mr. Lauring is Chief Executive Officer of Lauring Construction Co., Inc. Since October 2005, Mr. Lauring has also served as CEO and Director of Tasco Holdings International Inc. (OTCBB:THII). He is a member of the Massachusetts Bar and a director of Associated General Contractors of Massachusetts. Mr. Lauring received a B.S. degree from Tufts University and earned a J.D. degree from Western New England College of Law.

Harris L. MacNeill (52) – Mr. MacNeill is the President and Chief Executive Officer of MacNeill Engineering Worldwide, a manufacturer of sports shoe hardware with operations in the United States, Europe and the Pacific Rim. He received his B.S. degree from Northeastern University.

Henry T. Michie (55) – Since 1992, Mr. Michie has been a co-owner of K&H Realty whose principal business is rentals. Mr. Michie also served as the Treasurer of Image Mail Management, Inc., a mail and fulfillment company from 2002 until the company closed in August 2007. He received a B.S. degree from Babson College. Mr. Michie is a Trustee of Bancroft School and President of the Trustees of Rural Cemetery.

J. Robert Seder (68) – Mr. Seder is a Senior Partner with the law firm of Seder & Chandler LLP in Worcester. A graduate of Brown University and the New York University School of Law, he was admitted to the Massachusetts Bar in 1964. Mr. Seder is a member of the Bars of the State of New York and the State of Florida and is a fellow of the American College of Bankruptcy. He is a Director and member of the Executive Committee of each of the Jewish Health Care Center, Inc. and JHC Assisted Living Corp. as well as a Director of the Worcester Regional Research Bureau and Director and member of the Executive Committee of the Worcester Business Development Corporation. Mr. Seder is the uncle of Director Lawrence J. Glick.

Non-Director Executive Officers

William M. Mahoney (57) – Mr. Mahoney has served as Chief Financial Officer and Treasurer of the Company since its formation in December 2005. In December 2000, Mr. Mahoney assisted the organizers in the formation of Commonwealth National Bank, where he is a Senior Vice President and the Chief Financial Officer. Previously, he held a financial management position at BankBoston Financial Corp., which he joined in 1994. He was the Chief Financial Officer of Mechanics Bank in Worcester from 1981 until their acquisition by Bank of Boston in 1994. He is a graduate of Providence College and the Stonier Graduate School of Banking and received an MBA from the University of Connecticut. Mr. Mahoney serves as Treasurer of Auburn Youth and Family Services and is Treasurer and a member of the Board of Directors of Dynamy, Inc.

Christine Trifari (53) – Ms. Trifari has served as the Corporate Secretary of the Company since its formation in December 2005. In December 2000, Ms. Trifari assisted the organizers in the formation of Commonwealth National Bank, where she is a Senior Vice President and the Chief Credit Officer. Previously, she joined First Massachusetts Company in 1996 as its Senior Credit Officer. Ms. Trifari was the Director of Loan Review for Banknorth Group, Inc. from 1990 until her transfer to its affiliate, First Massachusetts Bank, in April 1996. She began her career at BayBank Boston in 1982. Ms. Trifari received a B.A. degree from Providence College and an MBA degree from Babson College. She is a member of the Board of Directors of the Family Health Center of Worcester.

Andrea J. White (43) – Since joining Commonwealth National Bank in June 2001 to assist its organizers, Ms. White has served as a Senior Vice President and the Chief Retail Officer. She joined Flagship Bank & Trust Company in 1993, as Branch Administrator. From 1987 to 1993, she held management positions at Bank of New England and Fleet Bank. Ms. White is a graduate of North Adams State College and received an MBA from Nichols College.

Item 2— Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for 2009, subject to ratification by shareholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public company firm is not approved by a majority of the votes cast by shareholders at the annual meeting, the Audit Committee will consider other independent registered public accounting firms.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2008. These three officers are referred to as the named executive officers in this proxy statement

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Charles R. Valade President of Company and President and Chief Executive Officer of Bank	2008 2007	$224,000 205,700	$9,100 20,000	$33,200 34,700	$23,200 22,600	$289,500 283,000

William M. Mahoney Treasurer of Company and Senior Vice President and Chief Financial Officer of Bank	2008 2007	135,400 125,400	5,500 15,300	10,600 11,300	7,500 6,800	159,000 158,800

Christine Trifari Secretary of Company and Senior Vice President and Chief Credit Officer of Bank	2008 2007	119,800 104,500	5,000 15,000	10,600 11,300	6,200 5,200	141,600 136,000

(1)	Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock options for each of the named executive officers. The Company uses the National Economic Research Associates, Inc. option pricing model to estimate its compensation cost for the stock options. The assumptions used to estimate the value of the options included in this column are summarized below:

Grant Date	Dividend Yield	Expected Volatility	Risk-Free Interest Rate	Expected Life	Fair Value
5/28/08	0.00%	19%	3.53%	6.25 years	$1.55
3/22/07	3.00	35	4.60	6.00 years	3.24
6/06/06	3.00	35	5.13	6.00 years	3.74
4/21/05	3.00	35	3.50	6.00 years	3.21
4/15/04	2.50	35	2.07	6.00 years	3.36
4/17/03	2.50	35	3.70	6.00 years	2.64
4/18/02	2.50	35	3.70	6.00 years	1.89

(2)	Includes the value of premiums paid by the Bank for employee life insurance in excess of $50,000 of coverage, as well as contributions by the Bank to the officers’ 401(k) Plan. In addition, for Mr. Valade only, includes the value of automobile allowance and club dues.

Change in Control Severance Agreements

The Bank has entered into change in control severance agreements with each of the named executive officers effective May 18, 2006. Mr. Valade’s change in control severance agreement was amended and restated effective May 30, 2008. Each agreement had an initial term of two years. After the initial two-year period, the agreement renews automatically each May 1 thereafter so that the agreement will continue to have a twenty-five month term, unless otherwise terminated. The agreements currently have terms through May 18, 2010.

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments each named executive officer may receive under his or her change in control severance agreement upon termination of employment.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding unexercised options for each named executive officer as of December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Charles R. Valade	—	13,000	$7.00	05/28/2018
	3,250	9,750	11.60	03/22/2017
	5,500	5,500	13.00	06/06/2016
	6,821	2,274	12.75	04/21/2015
	10,000	—	13.50	04/15/2014
	5,000	—	9.00	04/17/2013
	10,000	—	10.00	04/18/2012
William M. Mahoney	—	4,500	$7.00	05/28/2018
	962	2,888	11.60	03/22/2017
	1,750	1,750	13.00	06/06/2016
	2,400	800	12.75	04/21/2015
	3,200	—	13.50	04/15/2014
	2,400	—	9.00	04/17/2013
	5,500	—	10.00	04/18/2012
Christine Trifari	—	4,500	$7.00	05/28/2018
	962	2,888	11.60	03/22/2017
	1,750	1,750	13.00	06/06/2016
	2,400	800	12.75	04/21/2015
	3,200	—	13.50	04/15/2014
	2,400	—	9.00	04/17/2013
	5,500	—	10.00	04/18/2012

(1)	Stock option awards granted pursuant to the CNB Financial Corp. Amended and Restated Stock Option Plan (the “Stock Option Plan”) vest in approximately four equal installments commencing on the first anniversary date of each grant.

Potential Post-Termination Benefits

Payments Made Upon a Change in Control

Mr. Valade’s change in control severance agreement provides that upon a change in control of the Company or the Bank (as defined in the agreement) Mr. Valade will receive a lump sum payment equal to two and one-half times Mr. Valade’s annual base salary and bonus.

In addition, if Mr. Valade is terminated without cause (as defined in the agreement) or Mr. Valade terminates for good reason (as defined in the agreement) within twenty-four months of a change in control of the Company or the Bank, Mr. Valade will also receive the following compensation and benefits:

•	a bonus payment for the current year prorated for the number of days up to the date of termination;

•	the accelerated vesting of stock options, restricted stock or other stock awards; and

•	a continuation of health and life insurance benefits on the same or similar terms for 30 months; and

•	a cash amount equal to the additional benefits under the 401(k) plan that Mr. Valade would have received during the 30-month period following his termination of employment.

Each of Mr. Mahoney’s and Ms. Trifari’s change in control severance agreement provides for the payment of certain benefits and compensation if there is a change in control (as defined in the agreement) of the Bank or the Company and the executive’s employment is terminated under defined circumstances during the protected period, as defined in the agreement (which includes the twenty-four months following the change in control). The benefits and compensation include:

•	a bonus payment for the current year prorated for the number of days up to the date of termination;

•	a lump sum payment equal to one and one-half times the executive’s annual base salary and bonus;

•	the accelerated vesting of stock options, restricted stock or other stock awards; and

•	a continuation of health and life insurance benefits on the same or similar terms for 18 months.

Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. The change in control severance agreements provide that if the total value of the benefits provided and payments made in connection with a change in control, either under the agreement alone or together with other payments and benefits that he has the right to receive from the Company and the Bank, exceed three times his base amount (“280G Limit”), his severance payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

Each change in control severance agreement also contains a non-competition provision that prohibits the executive from competing with the bank for a specified period following his or her termination (18 months in the case of Mr. Valade and 12 months in the case of Mr. Mahoney and Ms. Trifari).

In the event of a change in control of CNB Financial or the Bank, under the Stock Option Plan, the committee that administers the plan may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control (including, without limitation, the substitution of stock other than the stock of the Company and the acceleration of the exercisability of any outstanding stock options. The value of any stock options that are accelerated options would count towards the executive’s 280G Limit.

Upon a change in control of CNB Financial, any outstanding options granted under the CNB Financial Corp. 2008 Equity Incentive Plan (the “Equity Incentive Plan”) become immediately exercisable. Under the 2008 Equity Incentive Plan, if employment or service is involuntarily terminated or constructively terminated for any reason except cause within 12 months of such change in control, the options will remain exercisable until the expiration of the term of the option. Restricted stock awards granted under the 2008 Equity Incentive Plan also vest in full upon a change in control. Under the terms of the Plan, the committee that administers the plan shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a change in control, and the value of such awards, as determined by the committee in accordance with the terms of the Plan and the award agreement, be paid out in cash.

Payments Made Upon Termination for Cause

Upon termination for Cause, any unexercised options granted under the Stock Option Plan shall cease to be exercisable and shall be forfeited immediately.

Upon termination for any reason other than death or disability, any outstanding options granted under the Equity Incentive Plan shall expire upon the earlier of three months following the termination, or the expiration of the term of the option.

Payments Made Upon Termination without Cause

Unless otherwise provided in the award agreement, upon termination for reasons other than cause, death or disability, any outstanding options granted under the Stock Option Plan shall expire upon the earlier of three months following the termination, or the expiration of the term of the option.

Upon termination for any reason other than death or disability, any outstanding options granted under the Equity Incentive Plan shall expire upon the earlier of three months following the termination, or the expiration of the term of the option.

Payments Made Upon Disability

Unless otherwise provided in the award agreement, upon termination due to disability, any outstanding options granted under the Stock Option Plan shall expire upon the earlier of one year following the termination, or the expiration of the term of the option.

Upon termination due to disability, all outstanding options and other awards granted under the Equity Incentive Plan become fully exercisable. All options remain exercisable until the earlier of one year following the termination, or the expiration of the term of the option.

Payments Made Upon Death

Unless otherwise provided in the award agreement, under the Stock Option Plan, if the participant’s employment or service with the Bank or the Company is terminated by reason of death, no exercise of an option may occur after the expiration of the one-year period following the termination, or if earlier, the expiration of the term of the option.

Upon termination due to death, all outstanding options and other awards granted under the Equity Incentive Plan become fully exercisable and all time-based vesting restrictions on outstanding awards shall lapse. All options remain exercisable for one year following the participant’s death.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership of the Company’s stock with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in CNB Financial common stock during 2008.

Policies and Procedures for Approval of Related Person Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002 and the Bank’s Loans to Insiders Policy).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

In accordance with banking regulations and the Bank’s internal policies, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.

The Bank entered into a lease agreement with J. Robert Seder, a Director of the Company for its main branch and administrative facility at 33 Waldo Street, Worcester, Massachusetts. The 15-year lease was entered into on December 1, 2001 for the amount of $152,000 per year for the initial three years of the lease term, increasing by 7% on each third year anniversary. The lease agreement has two separate five-year renewal options. This agreement represents an arms length transaction. The Bank paid approximately $193,000 and $180,000 in rent and snow removal and parking charges under the lease agreement with Mr. Seder for 2008 and 2007, respectively.

SHAREHOLDER COMMUNICATIONS

The Board does not currently have a formal process in place for shareholder communication to the Board. However, it is understood that any communication from a shareholder to the Board received by management or an individual director shall be forwarded to the Board Chairman. The Board believes this approach is reasonable in light of the relatively small number of shareholders of the Company’s common stock at this time.

SUBMISSION OF BUSINESS PROPOSALS AND

SHAREHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 21, 2009. If next year’s annual meeting is held on a date more than 30 calendar days from May 21, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of CNB Financial common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on April 2, 2009. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by telephone per the instructions on the proxy card or by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

REVOCABLE PROXY

CNB FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 21, 2009

10:00 a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Stephen J. Granger and John P. Lauring and each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on May 21, 2009 at 10:00 a.m., local time at Mechanics Hall, 321 Main Street, Worcester, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	Election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

	FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐	NOMINEES: o Paula A. Aiello o Gerald D. Cohen o Lawrence J. Glick o Ralph D. Marois o Charles R. Valade

INSTRUCTION: To withhold your vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of CNB Financial Corp. for the year ending December 31, 2009.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.    ☒

This proxy is revocable and will be voted as directed, but if no instructions are specified, this will be voted “FOR” the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

PROXY VOTING INSTRUCTIONS

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST on May 20, 2009.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING:

The Proxy Statement and Annual Report to Stockholders are available at

http://www.snl.com/irweblinkx/genpage.aspx?IID=4106659&gkp=1073743273